Exhibit 3.29

Pennsylvania Department of State Bureau of Corporations and Charitable Organizations PO Box 8722 | Harrisburg, PA 17105-8722 T:717-787-1057 dos.pa.gov/BusinessCharities Entity Name: Entity No.: Entity Type: Issuance Date: Receipt No.: F & S TOOL, INC. PENNSYLVANIA 09/24/2024 0002074660 Domestic Business Corporation 001229079 Jurisdiction: Certificate No.: 043265325 Document Listing Image No. Date Filed Effective Date Filing Description No. of Pages A2622869-1 01/31/1992 01/31/1992 Initial Filing 2 A2622870-1 07/28/2020 Merger with New Pennsylvania Survivor 07/28/2020 5 ** **** ****** ******** End of list ******** ****** **** ** I, Albert Schmidt, Secretary of the Commonwealth of Pennsylvania, do hereby certify that the attached document(s) referenced above are true and correct copies and were filed in this office on the date(s) indicated above. IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the seal of my office to be affixed, the day and year above written Verify this certificate online at www.file.dos.pa.gov ALBERT SCHMIDT Secretary of the Commonwealth